Exhibit 99.1

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2006 BIOLASE Technology earnings conference call.

[OPERATOR INSTRUCTIONS]

I would now like to turn the call over to Scott Jorgensen, VP of Business Development. Please proceed, sir.

Scott Jorgensen - BIOLASE Technology, Inc. - VP of Business Development

Thank you. Good afternoon, and welcome to the BIOLASE first quarter 2006 earnings conference call. I’m Scott Jorgensen, Vice President of Business Development. And with me are BIOLASE's newly appointed Chairman of the Board, George d’Arbeloff; our newly appointed Chief Executive Officer, Jeff Jones; and BIOLASE’s Chief Financial Officer, Richard Harrison. We’re also joined by our Chairman Emeritus, Federico Pignatelli, as well as Robert Grant, our former President and CEO. Robert will comment on his departure as well as his new opportunity at Allergan.

To begin, Robert and George will discuss the recent management and Board changes, after which Rich will provide a review of our financial results. Jeff will then provide an update on the businesses operational performance and outlook. Management will be conducting a Q&A session at the end of this call.

And just as a reminder, we will be making some forward-looking statements on this conference call. The words or phrases can, be, expects, may, affect, may depend, believes, estimates, projects, and similar words and phrases, are intended to identify such forward-looking statements. Forward-looking statements are subject to various known and unknown risks and uncertainties, and BIOLASE cautions you that any forward-looking information provided is not a guarantee of future performance. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond BIOLASE's control and may be discussed in BIOLASE’s filings with the Securities and Exchange Commission.

All such forward-looking statements are current only as of the date on which those statements were made. BIOLASE does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement was made or to – excuse me, to reflect the occurrence of unanticipated events.

As a quick reminder, our earnings release and a replay of this conference call are available on our website, at www.biolase.com. The Company’s 2006 results can be found on the Company’s Form 10-Q, which is expected to be filed tomorrow with the Securities and Exchange Commission.

Now with that said, I would like to turn the call over to Robert Grant.

Robert Grant - BIOLASE Technology, Inc.- Former President and CEO

Thank you, Scott, and good afternoon, everyone. In today’s press release, BIOLASE announced some organizational changes as a result of my decision to pursue an exciting opportunity as President of Allergan’s newly acquired Inamed division. The combination of Allergan’s Botox franchise and the Inamed acquisition today makes Allergan the global leader in medical aesthetics, and I’m very excited to have the chance to lead this exciting effort. Although the pursuit of such an opportunity has been a long-term objective of mine, the decision to leave BIOLASE was very difficult, and was only made after significant discussion and deliberation with my family.

I’m convinced that BIOLASE’s unique technology can change the way that dentistry is practiced and perceived. Our dedicated employees and customers around the globe are the driving force behind this great business. During the past years we have overcome many challenges, and the Company is now well positioned for sustained growth, strong operating performance and meaningful success. We have built a topnotch management team that is eager and qualified to continue BIOLASE’s progress in this direction.

I would like to thank the BIOLASE Board of Directors for giving me the opportunity to lead the Company during the past 18 months. I am grateful for the experience, and I’m confident that under their collective leadership, BIOLASE will continue to prosper and grow for many years to come.

Now I would like to turn the call over to Mr. George d’Arbeloff, Chairman of the Board of BIOLASE.

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

Thank you, Robert, and good afternoon. First I would like to recognize Robert for the fine job he has done as CEO of BIOLASE. Robert is a very talented individual with tireless energy and a strategic focus that greatly benefited the Company during a period in which we faced substantial challenges. He leaves the Company in a much better condition, one that is ready to take advantage of its marketing leading position and superior technology. Robert, on my behalf and on behalf of the entire Board of Directors, I would like to wish you the very best in your new career at Allergan.

Robert Grant - BIOLASE Technology, Inc. - Former President and CEO

Thank you, George.

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

We believe that our business and our shareholders deserve the best available executive to lead this very promising Company. Today, the best person to serve as President and Chief Executive Officer is Jeff Jones, who joined BIOLASE in 1998.

From 1999 to 2004 during his previous tenure as CEO, Jeff Jones established the Company as the world leader of dental lasers, growing the Company from approximately $1 million to $60 million in revenue. During the same period, Jeff was also successful in generating significant profitability and cash flow. And most recently, as our Chief Technology Officer, Jeff has made significant contributions to improving the quality of our Waterlase MD system, while at the same time has spearheaded our new product development activities, which are very exciting.

Additionally, Jeff has been integrally involved in a number of our business development efforts; namely, our ophthalmic and consumer oral care projects. Since Jeff joined BIOLASE his contributions to the Company have been immeasurable. His vision and leadership will be fundamental to the future success of the Company, and I know that Jeff has the skills necessary to lead the Company during this period of change.

BIOLASE is built on a strong foundation with an extraordinary technology platform and talented and committed management team, and I am honored that the Board has appointed me Chairman of the Board. And today I cannot think of any other time in which I have been more positive and confident about the long-term future prospects of BIOLASE.

Now, with that said, I would like to turn the call over to our CFO, Richard Harrison, to discuss our first quarter operating results. Rich?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Thanks George and good afternoon, everyone. Today we released our earnings report for the first quarter ended March 31, 2006. It was distributed to our mailing list and is also available at our website, www.BIOLASE.com. In case you have not received it, I’ll summarize the major financial numbers and add some comments as I go.

Net revenue for the first quarter of 2006 was $16.9 million, approximately the same when compared to net revenue of $16.8 million for the same period of 2005. Waterlase system sales comprised approximately 79% of total sales in the first quarter of 2006 compared with 86% in the same quarter of 2005. And approximately 91% of Waterlase sales in the first quarter of 2006 were comprised of our flagship product, the Waterlase MD system.

International revenue for the quarter ended March 31, 2006 was $6.5 million or 38% of net revenue, as compared with $4 million or 23% of net revenue for the quarter ended March 31, 2005. The gross margin for the first quarter of 2006 was 52% of net revenue, as compared to 56% of net revenue in the same period of 2005.

Our manufacturing costs per unit have continued to decline, although the favorable effect on our gross margin was masked by an increase in the percentage of lower margin international sales to total sales and an increase in total warranty expenses, as the mix of systems under warranty had shifted predominantly to the Waterlase MD system. In our opinion, the gross margin still represents the greatest potential for operating leverage in our business model over the near term.

Total operating expenses for the first quarter of 2006 were $11 million, 20% lower than in the first quarter of 2005. Approximately $2 million of the decrease was related to the first quarter 2005 purchase from SurgiLight of a license in the field of ophthalmology. Our general and administrative expenses declined by approximately $1.2 million, or 27%, despite the recording of approximately $200,000 in compensation expense resulting from the adoption of the FAS 123(R).

Not only have we benefited from the absence of significant cost that we incurred in 2005 relating to our restatement and our delayed filings, but we have also reduced cost by eliminating unnecessary expenses, staffing levels and temporary personnel and also by absorbing SOX compliance procedures using in-house personnel over temporary labor and consultants.

First quarter 2006 operating expenses also included a $432,000 charge related to 45,208 shares of BIOLASE common stock that was placed into escrow in January 2005 in connection with the Diodem patent litigation settlement. The settlement agreement provided that the shares would be released to Diodem if certain criteria were met on or before July 2006. The Company has determined it is probable that the shares will be released, and thus recorded in the first quarter of 2006 a non-cash charge based on the fair value of those escrowed shares as of March 31, 2006.

Our net loss declined to $2.3 million in the quarter ended March 31, 2006 or $0.10 per diluted share and that included the recording of the 200,000 in compensation expense related to adopting FAS 123(R) and the $432,000 of expenses for the Diodem matter I just reviewed. This compares to a net loss of $4.3 million or $0.19 per diluted share for the same quarter in 2005.

Turning now to the balance sheet. Our financial position at March 31, 2006, reflects cash, cash equivalents and marketable securities of $15.8 million and we have $5 million outstanding on our line of credit. Total assets were $44 million. Our account receivables at $10 million were about $2.3 million lower than a year ago at the end of a quarter that had similar revenues. This speaks to an improved quality of receivables and lower day sales outstanding.

Out total inventory at $7.6 million is about $1.2 million lower than it was a year ago and about $1 million lower than it was at December 31, 2005. This is primarily the result of process and manufacturing improvements to the Waterlase MD along with a strong international sale performance in the first quarter of 2006. Because of our focus on reducing cost, and improving our working capital management, we lowered our cash used in operations from $10 million in the first quarter of last year to only $1.1 million in this year’s first quarter.

To reiterate our short-term financial objectives are positive cash flow operations, return to profitability and acceleration of revenue growth. We believe that we made progress on all three during the quarter just ended.

This concludes the financial review and I would now like to turn the call over new CEO Jeff Jones.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Thank you Rich and good afternoon to everyone. Our vision and strategy are clear. We are grateful to Robert for his many accomplishments with BIOLASE and we do wish him all the best in his new opportunity. During Robert’s tenure the company made significant progress on many fronts. My job will be to grow the company and return to profitability. I believe strongly in the strength of our future and I welcome this opportunity. We have great confidence in our goals and that we will achieve positive cash flow, profitability and revenue growth. We conclude the quarter on a strong note generating approximately 17 million in revenue.

I would now like to spend some time providing a quick recap of the quarter just ended and talk about the many things underway here at BIOLASE. Earlier in the quarter, we announced that we surpassed 1,000 unit sales of the Waterlase MD laser system. We have also surpassed now 6,000 total laser systems. To have reached the milestone of 1,000 of the MDs is very significant for the company. Further achieving this level of volumes provides us with a strong foundation of production expertise, which both for BIOLASE and our suppliers translates into significant improvements to our MD quality and reductions to our production cost.

On that note during the past quarter, we significantly reduced our inventory through quality and process improvements as well as a concerted effort to focus on our supply-chain management. As a result, our inventory levels are the lowest since the third quarter of 2004 and our inventory turn of 4.4 are the highest since the second quarter of 2004.

It should also be noted that these comparable periods were quarters prior to launch of the Waterlase MD system. From this trending analysis, we believe that we are approaching the solid production in quality levels historically achieved by the company prior to launching the MD product. More importantly, we are now better able to service our customers and respond to customer needs on a timely basis.

These production and quality improvements not only have enhanced our field service responsiveness, but also have improved our selling efforts as more and more customers are referring their friends and associates to Waterlase dentistry. Moreover the number of down MD systems has reduced to its lowest point since its introduction, notwithstanding a steady increase in the installed base.

We have made significant progress across the Company from a cost-containment standpoint. And we will continue to do so in order to improve our cash generation and achieve our goal of returning to business to profitability. These decisions have already yielded substantial decreases in our operating expenses.

For example, our general and administrative expenses were down approximately 1.2 million as compared to the first quarter of 2005. And this includes the recording of approximately 200,000 in compensation expense resulting from the adoption of FAS 123R, the new rules for accounting for stock option expense.

Additionally, we believe our expenses related to SOX compliance should continue to decrease based on our efforts to reduce the utilization of consultants and bring in these responsibilities in-house.

On the sales and marketing front, we continue to review and evaluate our expense levels to identify opportunities where we can gain more leverage in our marketing efforts. We have some exciting activity to report in the sales and marketing arena. In particular, the Company recently launched direct sales and service operations in Australia and New Zealand. With only one month in operation in the first quarter, these businesses exceeded our expectations in terms of revenue performance. We believe our international markets will serve as strong growth drivers in 2006.

Domestically, we had a solid presence at the Chicago Mid-Winter meeting and our annual WCLI Super Symposium in Huntington Beach. At this meeting, our order volumes exceeded our expectations substantially. Dr. John Kois, one of the premier luminary doctors in all of dentistry served as a keynote presenter at the super symposium.

At both of these events, the Company generated higher order volumes on lower operating expenses than in the past. As a result of these activities, we are feeling confident in our revenue model going forward, and we expect to see significant revenue growth and operating leverage in 2006.

Just last month, I am pleased to report that we had a strong performance at the California Dental Association meeting in Anaheim. At this meeting, the Company generated more than 50% higher order volumes as compared to the prior year. Furthermore, we continue to believe the Company has now achieved a level of market penetration, product quality and brand awareness wherein a distribution footprint expansion would be timely. We continue to explore the possibility of partnering with a large dental distributor in order to greatly increase the number of feet on the street, representing our product.

Turning to our university program, the Company recently signed with an additional five dental schools and one teaching hospital for integrating Waterlase dentistry into its course curriculum. These dental schools include University of Alabama School of Dentistry of Birmingham, University of Southern California School of Dentistry, University of Mississippi School of Dentistry, Creighton University School of Dentistry and West Virginia University School of Dentistry.

The Company also signed an agreement with the North Shore Long Island Jewish Health system, which are the resident teaching hospital program.

To date, the Company has placed Waterlase systems at 20 of the 55 dental schools in the United States. Currently, the Company is in contract negotiations with an additional 15 US dental schools that it expects to finalize over the coming quarters.

We applaud these institutions for recognizing Waterlase technology as a valuable and necessary aspect of their educational discipline by training future dental professional on the benefits of Waterlase dentistry. Our goal is to have Waterlase units in all 55 US dental schools within the next three years.

The past quarter we held our 2006 annual shareholder meeting. At the meeting our shareholders voted to re-elect the five incumbent directors, and in addition, voted to elect our two newest board members Dr. Dan Durrie and Mr. Neil Laird. If I may, I would like to take just a few minutes to give a bit of background about our new board members.

Dr. Durrie is one of the world's foremost ophthalmologist and refractive surgeons. He has more than 20 years experience in refractive and corneal surgery, pioneering procedures to correct nearsightedness, farsightedness and astigmatism. Dr. Durrie has participated in numerous clinical studies and has performed more than 40,000 refractive surgery procedures.

Dr. Durrie’s scientific articles and papers have appeared a numerous professional medical publications. And he serves on the editorial board for Ocular Surgery News, the Journal of Corneal and Refractive Surgery News, Review of Ophthalmology and Refractive Eyecare for Ophthalmology.

Dr. Durrie had given hundreds of presentations for professional organizations, including the American Academy of Ophthalmology, American Society of Cataract and Refractive Surgeons and International Society of Refractive Surgery. We look forward to his contributions on our medical advisory board for presbyopia laser as well.

Neil Laird will serve as our financial expert on our board and currently serves as Executive Vice President and Chief Financial Officer of SumTotal Systems, Inc., where he is responsible for finance, legal and information technology. Neil brings over 27 years of finance, operation and global enterprise experience to the board.

Prior to his position with SumTotal Systems, Mr. Laird was Chief Financial Officer of ADAC Laboratories, a publicly traded $350 million medical products company that was acquired in December 2000 by Philips Medical Systems, a division of Royal Philips Electronics. Previously, Mr. Laird was Chief Operating Officer and Vice President of Finance of Coherent Medical Group, which we all know, was a very successful medical laser Company.

We are honored that such prominent industry leaders have agreed to join our board of directors. Both Dr. Durrie and Mr. Laird bring skills and talents that strengthen and diversify our board and enhance our corporate governance and take our board to a higher level of independence.

And finally, I would like to speak about the move to our new corporate headquarters and manufacturing facility in Irvine, California, where we are today. This new building provides the Company with more efficient office and manufacturing space as well as room for continued growth without adding significant cost; although it was somewhat disruptive for us to make the move, we are in the building.

In summary, we are very excited about the opportunities we have here at BIOLASE both this coming quarter and for the full year. We emphasize opportunities because we truly believe that we have turned the corner in terms of the internal distraction that we saw in 2005. We are now able to focus on successful operational execution and opportunity exploitation. We are confident in our business strategy and expect substantial revenue growth in 2006 as a result.

In looking forward, we believe we have a great brand to leverage amongst this growing interest in our technology. With that, we would like to thank you for your continued interest in BIOLASE and look forward to updating you on our progress in the next earnings call.

With that, I’d like to turn the call over to the operator to open for questions and answers.

QUESTIONS AND ANSWERS

Operator

[OPERATOR INSTRUCTIONS]

And our first question comes from the line of Dalton Chandler with Needham & Company. Please proceed.

Dalton Chandler - Needham & Company - Analyst

Hi, good afternoon.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Hi, Dalton.

Dalton Chandler - Needham & Company - Analyst

Hi. And Robert congratulations on your new position.

Robert Grant - BIOLASE Technology, Inc. - Former President and CEO

Thank you, Dalton.

Dalton Chandler - Needham & Company - Analyst

I wondered if you could tell us how that came about since it’s — it’s not the sort of thing that typically happens in that short period of time.

Robert Grant - BIOLASE Technology, Inc. - Former President and CEO

How did the offer come about from Allergan?

Dalton Chandler - Needham & Company - Analyst

Yes. Correct.

Robert Grant - BIOLASE Technology, Inc. - Former President and CEO

Well, I think it’s no secret that Allergan acquired Inamed recently for $3.2 billion and that the combination of the Allergan business, which includes the Botox franchise as well as the breast aesthetics and the dermal fillers businesses and Lap-Band business of Inamed – excuse me– are being combined into a combination business, which will be close to $1 billion in sales.

Allergan contacted me very recently, the type of opportunity that was literally — the type of opportunity that I’ve looked for almost my entire career. And I talked about it and linked with my wife and with my daughter and family and decided to take this opportunity because I felt very strongly about it. Now suffice it to say I also feel very strongly about the BIOLASE opportunity and I can’t think of another opportunity in the world that I would have left the BIOLASE opportunity for.

I loved my job here at BIOLASE, I love what the Company is about. I think the technology is wonderful and I think the people here are dedicated and driven to success and I feel very confident with Jeff taking over the reins of the Company now. He has done it before. He knows how to do it. He is a proven entity and I'm very confident that Jeff is going to take the Company to its next level of development.

Dalton Chandler - Needham & Company - Analyst

Okay. Thanks, for that sort of leads to my next question, which is it, you know, was about a year and a half ago Jeff you decided to step aside as CEO and work on the technical side of the business. What can you talk about your thought process and the thought process of the Board that now is the time to return to the CEO role as opposed to looking outside the Company for someone to replace Robert?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Sure. Well, firstly, I think I understand our business quite well. What I do know is our customers. I do know our sales force, the marketplace. And I see it as something that I am well equipped for, but more importantly can do and can step into very quickly.

Dalton Chandler - Needham & Company - Analyst

Okay. Was there any thought given to looking outside the company?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

Dalton, hi. It’s George d’Arbeloff. The Company will always keep all the options opened. But Jeff was our clear choice as a leader, and we’ve got full confidence that he can grow the Company to a next level.

Dalton Chandler - Needham & Company - Analyst

Okay. Then let me ask some numbers questions in the quarter. It came in about where I had estimated, maybe just a little bit shy of that. And international was, I guess, as strong as it’s been since I have been following the company, maybe ever. I am not sure if that means maybe domestic was a little bit weak. Could you comment on what happened there?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Dalton, is that directed at me, this is Jeff.

Dalton Chandler - Needham & Company - Analyst

It’s directed at anybody who wants to answer.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Okay. As you noted, our sales did come in approximately where many expected them to be. Domestically, we are going into the early adopters. And the early adopters are demanding, but they are also a much bigger market.

Dalton Chandler - Needham & Company - Analyst

Okay. So the domestic sales for the quarter, you're happy with where they were? They were where you expected them to be?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Yes, Dalton, this is Rich. I think they were where we expected them to be. And, you know, in our year-end 10-K and you’ll see it in the 10-Q tomorrow, we still think that, as Jeff pointed out, the place where we are in the technology adoption curve now that we've completed virtually all of our quality improvements, et cetera, from last year that were certainly a hindrance for us, there may still be some lingering effect amongst the customer base. And we’re getting past, but there’re still some there.

Same thing from some of the financial challenges we had from last year where I think tenets in the US are much more attuned to those kind of issues than the ones internationally. So I think we’re making a good progress there. Our newer sales ramp - representatives are still ramping up their sales levels. And we’re very confident that we are going to see the kind of sales growth that we’ve expected this year. But, you know, you’re right. There certainly was some softness in the domestic sales in the first quarter.

Dalton Chandler - Needham & Company - Analyst

Okay. Would you comment on how many sales reps you have now and where you would like to be as we move through the year?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

We’re still at roughly 32 to 33 sales representatives in the US.

Dalton Chandler - Needham & Company - Analyst

Okay. And where would you like to be by the end of the year?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

I’d say it would be somewhere between where we are now and probably the mid 30s. I - we’re not looking at a major expansion there, but we do have some open territories that we would love to fill.

Dalton Chandler - Needham & Company - Analyst

Okay. And let me just ask bit of a housekeeping question. I think you’ve said in your prepared remarks...

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Hey, Dalton, excuse me, if I could interrupt you for a second, I think Jeff might want to just emphasize too, because we’re talking about domestic sales. We’re talking about domestic distribution. You know, Jeff made a comment during his prepared comments about the potential for an expansion in our distribution footprint. And I think Jeff would like to say a little bit about that.

Dalton Chandler - Needham & Company - Analyst

Okay.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

I think that where we are at is we delivered the sales per person. So we’re more interested in getting more sales for our people and then expanding the feet with the right situation, with a big distribution partner, not so much in growing the number of people that are our sales people.

Dalton Chandler - Needham & Company - Analyst

Okay. So you’re talking about an arrangement similar to what some of the aesthetic laser companies have done with, like [McKessin] or PSS World for example?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Yes. Something along those lines that’s correct.

Dalton Chandler - Needham & Company - Analyst

Okay. And then, I was about to just clarify, I think, Rich you said during your prepared remarks 79% of revenue from the quarter was Waterlase and within that 86% was Waterlase MD, did I get, is that right?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

That’s right.

Dalton Chandler - Needham & Company - Analyst

Okay.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

No. I think it was 79% Waterlase category this year, 86% last year.

Dalton Chandler - Needham & Company - Analyst

Okay.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

But within the Waterlase category this year 91% of the sales were Waterlase MD.

Dalton Chandler - Needham & Company - Analyst

Okay. Thanks.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Okay.

Dalton Chandler - Needham & Company - Analyst

And then the final question. I think it was also mentioned during the prepared remarks an oral care consumer project, is there any more you can tell us about that?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Well, early on we did some IP work for oral care products that are photon based. And we have continued development in that area. That’s all we’re prepared to say about it at this point. But I think some of our patents tell part of the story that we have several new patents that we filed during the course of the last year in that space.

Dalton Chandler - Needham & Company - Analyst

Okay. And I’m sorry, one more of the - you’ve had a 510K on the OCULASE pending since September, any update on that?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

We expect to receive it before year-end. The FDA is not very predictable as everybody knows, but we do expect that before year-end.

Dalton Chandler - Needham & Company - Analyst

Okay. Thanks. I will give someone else a shot.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Thanks, Dalton.

Operator

And our next question comes from the line of Alex Arrow with Lazard Capital Markets. Please proceed.

Alex Arrow - Lazard Capital Markets - Analyst

Hi, thanks. Good afternoon.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Hi, Alex.

Alex Arrow - Lazard Capital Markets - Analyst

And Jeff, hi welcome back.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Thanks, Alex.

Alex Arrow - Lazard Capital Markets - Analyst

For the year and a half that you’ve being Chief Technology Officer, you’ve probably been working in a lot of new technology or product features. Can you tell us anything about what you’ve been doing for a year now?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Bolstering the base of the technology. We’ve really been focused on what you can do with lasers and water. We’ve also been looking at our Diode area, where there is certain layers that is different technologies to go in that direction. And then the oral healthcare, which is already been mentioned, and of course the ophthalmology. So those four things have — where I have been primarily focused.

Alex Arrow - Lazard Capital Markets - Analyst

Robert has recently began mentioning that the potential development of a single use hand piece that wouldn’t let dentists use it over and over again as this is currently being done with your hand pieces and also that might be able to cut through amalgam, which is seems quite amazing to us, since laser typically from our personal understanding has a hard time going through anything that is metallic. But is that something you can comment on, when that might come out and is that part of you’ve been working out?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Yes, it is. We have done a lot of work on a consumable or disposable tip, and that progress is come along nicely. And we’ve also done some exploring and development work with cutting the amalgam. We’re not prepared to announce when we will be cutting amalgam, but yes, we’ve been working on that project both of the project amalgam and disposable tips.

Alex Arrow - Lazard Capital Markets - Analyst

Any, even if it’s just like ballpark guidance, when we might think such a tip might launch?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Not this year. That we are sorry – the tip is going to be sooner than the amalgam let me put it that way.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. So these are two separate products, there is single use tip and there is amalgam cutting tip.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

They are not necessarily tied together.

Alex Arrow - Lazard Capital Markets - Analyst

And the single use tip would be first and that one might come but – well not this year, but maybe first half of ’07?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

I think it’d be premature to give a date that that will come to market.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. On the ophthalmology products, our impression was that part of what Robert was bringing to the table was his ophthalmology background and that had been some major change in the direction of the Company that has been focusing ophthalmology. So now that he is leaving, maybe you can comment on whether there is still going to that focus, and if there is any thing that’s changed in the ophthalmology timeline or on the new Board members, that Robert had put it in the ophthalmology?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Sure. Well, firstly we do have the new board members for example, Daniel Durrie, and we have people we’re talking to and so far as the medical advisory board. In addition to that, I actually started out in medical laser in ophthalmology, and spent quite a few years there. So I as well have a background in ophthalmology.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. So the timeline is unchanged for ophthalmology?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Correct.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. Maybe I could direct a question to George, since we have him on the call. I believe the explanation for the recruitment of Robert a year and half ago was that Jeff had done a tremendous job getting the Company from 1 million to 60 million in revenue and he was a entrepreneur and the founder more than a mid-sized Company operator. And therefore, you wanted someone who was going to be – had a background or skills that were more attuned to run in the mid-size Company.

And so now that the Company is even larger then it was, when you made that transition choosing to go back with Jeff with all of Jeff's talents and his ability to bring it from 1 million to 60 million as it may be. Can you comment on why – it seems like a reversal of your previous decision?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

I don’t think – I think that’s not true. I think that certainly without question Robert has done a excellent job in terms of building a management team, and putting infrastructure in the Company. And as I said in my introductory remarks, he has put the company in much better position. And I think now, I think Jeff has the opportunity to take the Company to the next level.

Alex Arrow - Lazard Capital Markets - Analyst

Well, I completely agree that he has put it in a better position. And I think, Jeff put it in a much better position then when it was when he first took over. But it just seems like these two guys have skill sets which are each attuned to a specific phase in a Company’s life cycle. And the company is now farther long in its life cycle, than it was when it went from Jeff to Robert, and now going from Robert to Jeff. I mean or maybe Jeff has become more of a large Company guy during the last year and half.

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

Well, I think that again the skills that Jeff have are quite good, I mean he was for example a CPA; he has worked with large companies. And it is true that he has done a extremely good job in growing the company from 1 million to 60 billion. But we have full confidence that he can grow to the next level. And we’ve got a much stronger infrastructure in place to help that.

Alex Arrow - Lazard Capital Markets - Analyst

Well, if that had been the case, why did you bring in Robert to begin with?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

Well, we needed the growth in technology, and Robert brought the processes. And he has done an excellent job in that.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. Let me ask about NTL, if I could, National Technology Leasing, what portion of revenues if you are allowed to comment, came from National Technology Leasing?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Yes, Alex, I’ll be honest with you. I don't have that statistic handy. I don’t think it was significantly different from any other periods. So –

Alex Arrow - Lazard Capital Markets - Analyst

Okay. But previously it had been 38 or so percent or maybe –

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Plus or minus, yes, in that range. That’s right. So nothing materially has changed in that area.

Alex Arrow - Lazard Capital Markets - Analyst

As a percentage of total revenue or as a percentage of US revenue?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

As a percentage of total revenue.

Alex Arrow - Lazard Capital Markets - Analyst

So since the US revenue has gone down, then the percentage of US revenue to NTL has gone up. So is it, I mean - I guess, it’s just that had been a focus in the past, and NTL being a private company, we can’t get commenting from them. Can you say whether they’re offering deferred leases? That’s something that’s come up, and we don’t know but we’d just like to ask you, is NTL, to your knowledge, offering deferred lease programs?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

What do you mean by a deferred lease?

Alex Arrow - Lazard Capital Markets - Analyst

Like no payments for the first 12 months.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Yes, occasionally they will have promotions where they will offer that. Yes, they do that from time to time. But again, I don’t think that was a material part of their business in this quarter.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. I’ll jump back in queue. Thanks.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Okay. Thanks.

Operator

[OPERATOR INSTRUCTIONS]

And our next question comes from the line of Gregg Caplitz with Insight Onsite. Please proceed.

Gregg Caplitz - Insight Onsite - Analyst

Good afternoon, gentlemen. Getting back to this change in management and control, I’m a little confused how two weeks ago we expand the Board, Robert becomes the Chairman of the Board, Federico become Chairman Emeritus. Is he going to remain Chairman Emeritus, is he returning to the Board in a more active role? Where does the Board going from here versus where they said they were going two weeks ago?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

I’m not sure that anything has changed. Federico continues as Chairman Emeritus, and he’s going to take a very active role on the Board and in the Company. I've been on the Board for 11 years, have always taken an active role in the Company, and will continue to do so.

We strengthened – I think the most important thing is that we strengthened our independent Board members by adding Dan Durrie and Neil Laird. And I think that – and they too are actively engaged with the Company. And so the Board - I don't think anything has changed, the Board is going to still continue to take a very active role.

Gregg Caplitz - Insight Onsite - Analyst

Who is likely to replace Robert on the Board? Is that going to be Jeff?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

We have a nominating committee, and we’re going to work at trying to get the best possible candidate for that job. We also, by the way, if you recall, said that we were – we had approved - the Board had approved to actually increase the Board to nine members. And therefore, we will be searching for additional members of the Board.

Gregg Caplitz - Insight Onsite - Analyst

Independent members?

George d’Arbeloff - BIOLASE Technology, Inc. - Chairman of the Board

Yes. Independent, yes.

Gregg Caplitz - Insight Onsite - Analyst

Okay. Thank you, gentlemen.

Gregg Caplitz - Insight Onsite - Analyst

Thank you.

Operator

And at this time, we have a follow-up question from Alex Arrow with Lazard Capital Market. Please proceed.

Alex Arrow - Lazard Capital Markets - Analyst

Thanks. If I can go back just to the domestic revenue breakdown, so I believe you said 6.5 million international revenue this quarter, which leaves 10.4 million, which correct me if I am wrong, but it is down year-over-year from the first quarter ’05 domestic revenue.

Can you give us any commentary on whether that’s just a one quarter effect? And are we correct in looking at domestic revenue being down almost 20% year-over-year? And I mean since the sales team is in a much better shape now than it was then because I think there was a lot of turnover last year and now you’ve got a lot of new people that Robert hired.

How should we interpret the domestic revenue – it looks like a down trend, is that just a one quarter blip or what?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Well, there is several things to look out, one of them is that in Q4 – prior to a year ago Q4 is when we had a bonus, quite likely helped the Q1 of that year. And yes –

Alex Arrow - Lazard Capital Markets - Analyst

What was the bonus from?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

When we launched the product and just having adequate supply of MDs to ship.

Alex Arrow - Lazard Capital Markets - Analyst

Right, because the MD launched at the end of ’04.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Right.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. Go ahead, I’m sorry,

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

That was it.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

I think that’s the one point, Alex. And then I think the other point is, as I mentioned before on the call, is that I think some of the distractions of 2005, be they financial or some other quality issues we had with vendor made parts et cetera, I think had more of an effect on the domestic marketplace that it did on the international marketplace for us.

Alex Arrow - Lazard Capital Markets - Analyst

And you’re still feeling those effects today or at least though March?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

I think to some degree. But I think we're just about beyond that and we - I just mentioned we've had some very good shows recently that are largely domestic related order volumes. And I think we're going to start to see very shortly the kind of growth in domestic sales that we’ve been waiting for.

Alex Arrow - Lazard Capital Markets - Analyst

Can you comment on the disposables? I apologize if you have already commented on that, but did you say what the percent of disposables was? I mean the percent of total revenue that was generated by disposable revenue?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Yes, the total category of, I guess, what I call non-systems sales are somewhere in the range of 10 to 15% - 10 to 14% something like that. I don't have the exact figures here out, but that’s where it is.

Alex Arrow - Lazard Capital Markets - Analyst

And that sounds like that’s up from a year ago, is that -

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

It is.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

That is up, Alex. In fact, it’s been continually improving. It consist of the consumables, it consist of service contract revenue and then the education components, but that is continuing to grow as a component of our total sales.

Alex Arrow - Lazard Capital Markets - Analyst

Is it – would it be correct for me to interpret that as the dentists are actually ordering more tips and they’ll be using them less, or is it more of the education and the service that’s driving the growth?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

We definitely sold more peripheral. No question we sold more peripherals in the quarter, which would be the tips and hand piece et cetera. But the education component was up as well.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

All of those components are increasing.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. And can you comment on the ASPs, it’s still holding pretty close to list for the Waterlase MD?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

The ASPs in general in the US are –

Alex Arrow - Lazard Capital Markets - Analyst

There’s a list of 70 and is the ASP, you know, very close to that?

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

The list price on the MD was raised at year end to 79 – 79, 9 to be precise.

Alex Arrow - Lazard Capital Markets - Analyst

So for this full 90 days of this quarter you just announced you had a price of 79 –

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

Well, we have the list price, but that doesn’t – it doesn’t mean that all of the sales were made at that level. There is – we always allow some discounting, that’s part of the way we run the business. But so – well the list price went up by 10,000 that doesn't mean we average 10,000 more per unit, we did not. It was something less than that.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

And things that were already quoted into the marketplace that were in process, those prices from the lower price point would still be honored.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. So was the ASP higher than 70?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

No.

Alex Arrow - Lazard Capital Markets - Analyst

Higher than 60?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

In the US, yes.

Alex Arrow - Lazard Capital Markets - Analyst

Okay.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

And that’s about as granular as I think we want to get, Alex.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. And how about one last thing – how about the percent that are buying versus leasing, I know in the past more people leased than bought, is that still like 70/30 leases versus purchases?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Yes. They were 60/40 — I think about 60/40.

Alex Arrow - Lazard Capital Markets - Analyst

Okay.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Okay.

Alex Arrow - Lazard Capital Markets - Analyst

Okay. Thank you.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

And I think we have about one minute left, so we’ll probably take one more call. Operator?

Operator

And we got a follow-up question from Gregg Caplitz with Insight Onsite. Please proceed.

Gregg Caplitz - Insight Onsite - Analyst

Gentlemen one quick question, one of the determinations that was made when Robert took over was — that we stopped giving guidance on these calls and I noticed that there continues to a limited amount of guidance, is that going to continue to be procedure where by we’re going to give historical results and general impressions about going forward but no form of guidance?

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Yes, I guess, this is right. I think at point, I’d say we still – we do not give guidance, in general there is the limited guidance we've given as to - give our expectation that we’re going to have good sales growth this year that we're going to have a return to profitability and improving cash flows.

And, I think, until we get a little bit further down the road, we’ve gotten into the domestic sales growth that we’re looking for. And we have greater visibility on our business. You know, it’s hard for me to say when we will return to giving guidance.

Gregg Caplitz - Insight Onsite - Analyst

Thank you gentlemen.

Rich Harrison - BIOLASE Technology, Inc. - EVP and CFO

Thank you.

Operator

And this concludes the question and answer session. I will now turn the call back over to Jeff Jones, CEO.

Jeff Jones - BIOLASE Technology, Inc. - President and CEO

In closing, I would like to say just a few words about the dental laser market and where BIOLASE is in that market. BIOLASE is the leader in the dental laser market worldwide. We are absolutely the number one name in dental lasers and hold a dominant market share.

I think what’s so important for all of us to look at is yes, we are going through the chasm from visionaries in early adopters - to the early adopters, but again the early adopters is a much bigger market. There have been three separate surveys, and they were independent, that determined where are the doctors, where are the dentists, in regards to laser dentistry.

All of them showed that the far majority, in fact, 80% of responding dentists registered a very favorable impression of BIOLASE and its products. Furthermore, the respondents to these surveys said that in the next three years tens of thousands of them intend to buy a dental laser. So we do have our challenges, but the market and the demand and the appetite for lasers and dentistry is growing, it’s not doing anything but becoming larger.

And BIOLASE is in the full position to take advantage of that, and we definitely recognize that, intend to keep our brand equity as strong as ever and link the reward of the market that we have been creating. We thank you all for listening to us and look forward to talking to you again next quarter.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.